EXHIBIT 10.3
AMENDMENT NO. 1
TO THE
MASTER PROJECT MANAGEMENT AGREEMENT
This Amendment No. 1 to the Master Project Management Agreement (this “Amendment”), is dated and effective as of May 28, 2021, by and among ASHFORD HOSPITALITY LIMITED PARTNERSHIP, a Delaware limited partnership (the “Partnership”), ASHFORD TRS CORPORATION, a Delaware corporation (“TRS”), RI MANCHESTER TENANT CORPORATION, a Delaware corporation (“RI Manchester”), ASHFORD TRS VII CORPORATION, a Delaware corporation (“TRS VII”), CY MANCHESTER TENANT CORPORATION, a Delaware corporation (“CY Manchester” and together with TRS, RI Manchester, TRS VII and any taxable REIT subsidiaries of the Partnership hereafter existing, “Lessee”), and PREMIER PROJECT MANAGEMENT (f/k/a PROJECT MANAGEMENT LLC), a Maryland limited liability company (the “Manager”). All capitalized terms appearing herein that are not otherwise defined shall have the meanings ascribed to them in the Master Project Management Agreement, dated August 8, 2018, by and among the parties hereto (the “Master Agreement”).
W I T N E S S E T H:
WHEREAS, the parties hereto wish to amend the Master Agreement as set forth herein to permit the Manager to retain certain vendor rebates and similar payments in lieu of holding such amounts in trust for the benefit of Lessee or Landlord and not to otherwise alter the rights of any of the parties thereto.
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:
ARTICLE I.AMENDMENTS TO THE MASTER AGREEMENT
Section 1.01    Section 8.02(B) of the Master Agreement is hereby amended and restated in its entirety as follows:
“B. Manager shall be permitted to retain all rebates, cash incentives, administration fees, concessions, profit participations, investment rights or similar payments or economic consideration from or in, as applicable, vendors or suppliers of goods or services (collectively, “Rebates”) and neither Lessee nor Landlord shall have any rights with respect to any such Rebates; provided, that Manager shall use commercially reasonable efforts to, at all times during the Term, employ at least one (1) individual with sufficient experience necessary to advise and assist Manager to generate incremental procurement savings through supply chain management, development and management of national account programs, and negotiation of preferred vendor pricing agreements for the benefit of Lessee and Landlord; and provided further, that Manager shall deliver to Lessee and Landlord, on a periodic basis to the extent reasonably possible but no less than annually, a summary detailing the savings accruing to the Lessee and Landlord as a result of the efforts of the individual employed pursuant to this Section 8.02(B). In the event Manager does not comply with the requirements of the previous sentence or the Landlord and Lessee are not satisfied with the savings accruing to them, in their sole discretion (as determined by the affirmative vote of a majority of the Independent Directors who are present at a meeting of AHT’s committee of Independent Directors at which a quorum is present or by the written consent of a majority of the Independent Directors), then upon receipt of written notice from the Landlord and Lessee to Manager, this Section 8.02(B) shall be, thereafter, deemed null and void, whereupon Manager shall not retain any Rebates and any Rebates shall be held in trust for the benefit of Lessee or Landlord (as applicable).”
ARTICLE II.MISCELLANEOUS
Section 2.01    Interpretation. The parties hereto have participated jointly in the negotiation and drafting of this Amendment. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Amendment.
Section 2.02    Governing Law. This Amendment and its interpretation, validity and performance shall be governed by the laws of the State of Texas without regard to its conflicts of laws principles. In the event any court of law of appropriate judicial authority shall hold or declare that the law of another jurisdiction is applicable, this Amendment shall remain enforceable under the laws of the appropriate jurisdiction. The parties hereto agree that venue for any action in connection herewith shall be proper in Dallas County, Texas. Each party hereto consents to the jurisdiction of any local, state or federal court situated in any of such locations and waives any objection which it may have pertaining to improper venue or forum non conveniens to the conduct of any proceeding in any such court.
Section 2.03    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same agreement.
Section 2.04    Ratification of the Master Agreement. Except as expressly amended hereby, the Master Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

[Signatures follow on the next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and the year first above written.

PARTNERSHIP:
ASHFORD HOSPITALITY LIMITED PARTNERSHIP, a Delaware limited partnership
By:     Ashford OP General Partner LLC,
its general partner
    By:/s/ DERIC EUBANKS
Name: Deric Eubanks
Title: Chief Financial Officer

LESSEE:

ASHFORD TRS CORPORATION, a Delaware corporation
By:    /s/ DERIC EUBANKS
Name: Deric Eubanks
Title: President and Secretary

RI MANCHESTER TENANT CORPORATION, a Delaware corporation
By:    /s/ DERIC EUBANKS
Name: Deric Eubanks
Title: President and Secretary

[Signature Page to Amendment No. 1 to Master Project Management Agreement]

ASHFORD TRS VII CORPORATION, a Delaware corporation
By:    /s/ DERIC EUBANKS
Name: Deric Eubanks
Title: President and Secretary

CY MANCHESTER TENANT CORPORATION, a Delaware corporation
By:    /s/ DERIC EUBANKS
Name: Deric Eubanks
Title: President and Secretary

MANAGER:

PREMIER PROJECT MANAGEMENT (f/k/a PROJECT MANAGEMENT LLC), a Maryland limited liability company
By:     Ashford Hospitality Advisors LLC, its managing member
By: /s/ DERIC EUBANKS
Name: Deric Eubanks
Title: Chief Financial Officer
[Signature Page to Amendment No. 1 to Master Project Management Agreement]